UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

SELECTA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472

(Address of principal executive offices)(Zip Code)

(617) 923-1400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 13, 2023, Selecta Biosciences, Inc., a Delaware corporation (“Selecta” or the “Company”), acquired Cartesian Therapeutics, Inc., a Delaware corporation (“Cartesian”), in accordance with the terms of an Agreement and Plan of Merger, dated November 13, 2023 (the “Merger Agreement”), by and among Selecta, Sakura Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Selecta (“First Merger Sub”), Sakura Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Selecta (“Second Merger Sub”), and Cartesian. Pursuant to the Merger Agreement, First Merger Sub merged with and into Cartesian, pursuant to which Cartesian was the surviving corporation and became a wholly owned subsidiary of Selecta (the “First Merger”). Immediately following the First Merger, Cartesian merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (the “Second Merger” and, together with the First Merger, the “Merger”). In connection with the Second Merger, Cartesian changed its name to Cartesian Bio, LLC.

The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. As a result of the Merger, Selecta changed its corporate name to Cartesian Therapeutics, Inc. and expects to trade under the symbol “RNAC” beginning on November 14, 2023.

Under the terms of the Merger Agreement, following the consummation of the Merger (the “Closing”), in exchange for the outstanding shares of capital stock of Cartesian immediately prior to the effective time of the First Merger, Selecta will issue to the stockholders of Cartesian that are “accredited investors,” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (A) 6,723,662 shares of the common stock of Selecta, par value $0.0001 per share (the “Common Stock”), which amount is (together with the shares underlying assumed Cartesian Options other than the Continuing Officer Options, each as defined and discussed below) approximately 19.9% of the number of shares of Common Stock outstanding immediately prior to the Merger, and (B) 384,930.725 shares of Series A Preferred Stock (as defined and described below), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions described below. An exchange agent selected in accordance with the Merger Agreement will issue book-entry shares of Common Stock and Series A Preferred Stock to be issued in the Merger as soon as reasonably practicable, but no earlier than 21 days after the Closing and no later than 25 days after the Closing.

Reference is made to the discussion of the Series A Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Pursuant to the Merger Agreement, Selecta has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of shares of Series A Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”), and (ii) either or both of (A) the approval of an amendment to Selecta’s restated certificate of incorporation, as amended (the “Charter”), to increase the number of shares of Common Stock authorized under the Charter and (B) the approval of an amendment to the Charter to effect a reverse stock split of all outstanding shares of Common Stock, in either case (A) and (B) by a number of authorized shares or at a stock split ratio, as the case may be, sufficient to allow the conversion of all shares of Series A Preferred Stock issued in the Merger, including the shares of Series A Preferred Stock underlying the assumed Continuing Officer Options (the “Charter Amendment Proposal,” and together with the Conversion Proposal, the “Meeting Proposals”). In connection with these matters, Selecta intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

The Board of Directors of Selecta (the “Board”) unanimously approved the Merger Agreement and the related transactions. The Merger has been consummated substantially concurrently with the entry into the Merger Agreement, and was not subject to approval of Selecta stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Selecta or Cartesian. The Merger Agreement contains representations, warranties and covenants that Selecta and Cartesian made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Selecta and Cartesian and may be subject to important qualifications and limitations agreed to by Selecta and Cartesian in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between Selecta and Cartesian rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Selecta’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, Selecta and Cartesian entered into stockholder support agreements (the “Support Agreements”) with certain of Selecta’s officers, directors and stockholders. Pursuant to the Support Agreements, among other things, each of the Selecta stockholder parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Support Agreement, a copy of which is included as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain Cartesian stockholders as of immediately prior to the Closing, and certain of the directors and officers of Selecta as of immediately prior to the Closing entered into lock-up agreements with Selecta and Cartesian, pursuant to which each such stockholder agreed to be subject to a 180-day lockup on the sale or transfer of shares of the Company held by each such stockholder at the Closing, including those shares of Common Stock and Series A Preferred Stock (including the shares of Common Stock into which such Series A Preferred Stock is convertible) received by each such stockholder in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Lock-up Agreement, a copy of which is included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

The Merger Agreement provides that no later than 30 days following the Closing, the Company will enter into a contingent value rights agreement (the “CVR Agreement”) with a trustee entity (the “Trustee”), pursuant to which each holder of Common Stock as of the applicable record date will be entitled to one contractual contingent value right (each, a “CVR”) issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder as of the applicable record time. Holders of the warrants to purchase Common Stock of Selecta (a “Selecta Warrant”) will be entitled to receive, upon exercise of such Selecta Warrant and in accordance with the terms thereof, one CVR per each such share of Common Stock underlying such Selecta Warrant, assuming the same had been exercised on the record date for distribution of the CVR; except that the holders of the Selecta Warrants issued on April 11, 2022 will, as required by the terms of such Selecta Warrants, receive such CVRs upon the initial distribution of CVRs made to the holders of Common Stock, even if such Selecta Warrants are not exercised.

When issued, each contingent value right will entitle the holder (the “Holder”) thereof to distributions of the following, pro rated on a per-CVR basis, during the period ending on the date on which the Royalty Term (as defined in the Company’s License and Development Agreement, as amended, with Swedish Orphan Biovitrum AB (publ.) (the “Sobi License”)) ends (the “Termination Date”):

(i)

100% of all milestone payments, royalties and other amounts paid to the Company or its controlled affiliates (the “Company Entities”) prior to the Termination Date under the Sobi License or, following certain terminations of the Sobi License, any agreement a Company Entity enters into that provides for the development and commercialization of SEL-212 (a “New Applicable Agreement”); and

(ii)

100% of all cash consideration and the actual liquidation value of any and all non-cash consideration of any kind that is paid to or is actually received by any Company Entity prior to the Termination Date pursuant to an agreement between a Company Entity and any person who is not a Company Entity relating to a sale, license, transfer or other disposition of any transferable asset of the Company Entities existing as of immediately prior to the Merger (a “Disposition”) other than those exclusively licensed under the Sobi License or which the Company Entities are required to continue to own in order to comply with the Sobi License (a “Disposition Agreement”).

The distributions in respect of the CVRs will be made on a semi-annual basis, and will be subject to a number of deductions, subject to certain exceptions or limitations, including for (A) certain taxes, (B) certain out-of-pocket expenses incurred by the Company Entities, including audit and accounting fees incurred in connection with reporting obligations relating to the CVRs, in respect of its performance of the Sobi License or any New Applicable Agreement, in connection with the entry into a Disposition Agreement and under any Disposition Agreement and performance of the Company Entities’ related obligations thereunder, (C) a fixed amount of $750,000 for each Distribution Period (as defined below) to account for general and administrative overhead incurred by the Company Entities, (D) in the case of a distribution that includes payments for certain milestones under clause (ii) above and for the upfront portion, if any, of the consideration payable under a Disposition Agreement (a “Trigger Distribution”), the sum of payments made under any liabilities of the Company Entities arising under real property leases in effect as of immediately prior to Closing (“Lease Liabilities”) after the Closing and the aggregate remaining payment obligations under the Lease Liabilities outstanding as of the applicable date of measurement (but subject to a positive adjustment in case amounts held back under this clause (D) exceed the liabilities actually incurred under the Lease Liabilities at the time such a lease expires or is terminated, assigned or subleased), and (E) in the case of a Trigger Distribution, the sum of payments made after the Closing under certain liabilities relating to the Company’s Xork product candidate (“Xork Liabilities”) after the Closing and the aggregate remaining payment obligations under Xork Liabilities outstanding as of the applicable date of measurement but subject to a positive adjustment in case amounts held back under this clause (E) exceed the liabilities actually incurred under the Xork Liabilities at such time as the development activities with respect to Xork are terminated, transferred or assigned by the Company Entities or otherwise completed in accordance with the development plan set forth in the Company’s License and Development Agreement with Audentes Therapeutics, Inc. (the “Astellas Agreement”), when such termination, transfer, assignment or completion occurs.

The Company will calculate the amount of any payment due on the CVRs for each six-month period from January 1 through June 30 and each six-month period from July 1 through December 31 of each year (each such period, a “Distribution Period”), except that the initial Distribution Period will commence on the date of the CVR Agreement and run through June 30, 2024. Payments on the CVRs will be cumulative and will be payable no later than the close of business on each March 15 (for Distribution Periods that end on December 31) and September 15 (for Distribution Periods that end on June 30), commencing on September 15, 2024 (each such date, a “Distribution Payment Date”), to holders of record of the CVRs as of the close of business on the first day of the month of the applicable Distribution Payment Date. If a Distribution Payment Date is not a business day, payment will be made on the immediately succeeding business day, without the accumulation of additional distributions. If the amount of any per-CVR distribution is less than $0.02, the Company may elect to defer such distribution until the next Distribution Payment Date when the aggregate per-CVR distribution would be $0.02 or greater.

Under the CVR Agreement, as long as any CVRs are outstanding, the Company will not: (i) without the affirmative vote of the Holders of at least 66 and 2/3% of the then-outstanding CVRs modify in a manner adverse to the Holders any provision contained in the CVR Agreement with respect to the termination of the CVR Agreement or the CVRs, or the time for payment and amount of any distribution, or modify in any manner any provision of the CVR Agreement if such modification would reduce the amounts payable in respect of the CVRs or modify any other payment term or payment date, (ii) without the consent of each Holder of each outstanding CVR affected thereby, reduce the number of CVRs, or modify any provision referenced in the preceding clause (i) or this clause (ii), except to increase the percentage of Holders from whom consent is required or to provide that certain other provisions of the CVR Agreement cannot be modified or waived without the consent of the Holder of each CVR affected thereby, (iii) without the consent of the affirmative vote of the Holders of a majority of the then-outstanding CVRs, alter, change, amend, or modify, in each case in any material respect or in any manner adverse to the Holders, the Sobi License, the Astellas Agreement, or the Company’s Exclusive License Agreement with Genovis AB (publ.), terminate the Sobi License, or sell, license, assign, transfer, enter into any monetization transaction, or otherwise dispose of or otherwise grant or suffer to exist a mortgage, pledge, lien, encumbrance or other security interest on all or a portion of (A) the patents or patent applications licensed under the Sobi License or (B) the Sobi License or any rights to receive any milestone payments, royalties or other amounts under the Sobi License, and (iv) subject to limited exceptions, issue any additional CVRs, other than pursuant to the Merger Agreement to former holders of Selecta’s Common Stock or to holders of warrants to purchase Common Stock.

Additionally, in the event of certain terminations of the Sobi License at a time when any CVRs are outstanding, the Company will, and will cause its applicable related entities to, exercise its rights to obtain a “reversion license” and enforce any of its rights under the terminated Sobi License that survive the termination or expiration thereof.

Under the CVR Agreement, the Trustee has, and Holders of at least 20% of the CVRs then-outstanding may also instruct the Trustee to exercise, certain rights to inspection, audit, and enforcement on behalf of all Holders of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the CVR Agreement, a copy of which is included as Exhibit E to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 13, 2023, Selecta completed its business combination with Cartesian. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities

Issuance of Common Stock and Series A Preferred Stock

Pursuant to the Merger Agreement, the Company is obligated to issue shares of Common Stock and Series A Preferred Stock. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Such issuances are expected to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each recipient of shares of Common Stock or Series A Preferred Stock in the Merger represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring such securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Private Placement and Securities Purchase Agreement

On November 13, 2023, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Timothy A. Springer, a member of the Company’s Board, TAS Partners, LLC, an affiliate of Dr. Springer, and Seven One Eight Three Four Irrevocable Trust, a trust associated with Dr. Murat Kalayoglu, a co-founder and the former chief executive officer of Cartesian, who joined the Company Board effective as of the Closing (the “Investors”) in a transaction exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) as a transaction not involving a public offering and Rule 506 of Regulation D thereunder.

Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell an aggregate of 149,330.115 shares of Series A Preferred Stock (the “PIPE Securities”) for an aggregate purchase price of approximately $60.25 million (collectively, the “Financing”). Each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock, as described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are set forth in the Certificate of Designation (as defined and described below). Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

In the Financing, each of TAS Partners, LLC and Dr. Springer agreed to settle its purchases in three approximately equal tranches of shares of Series A Preferred Stock, each for a purchase price of approximately $20 million, with the three tranches settling 30, 60, and 90 days, respectively, following the Closing. TAS Partners, LLC, Dr. Springer and Seven One Eight Three Four Irrevocable Trust are each purchasing their respective PIPE Securities at the same offering price per share.

The closing of the Financing is expected to occur on November 15, 2023 (the “Financing Closing Date”).

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On November 13, 2023, in connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the holders of Common Stock and Series A Preferred Stock signatory thereto. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 90 calendar days following the Financing Closing Date (the “Filing Deadline”), with respect to the shares of Common Stock underlying the PIPE Securities and the Common Stock and Series A Preferred Stock issued to the signatories to the Registration Rights Agreement in the Merger. The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 45 calendar days of the Filing Deadline (or within 90 calendar days if the SEC reviews the registration statement).

The Company has also agreed to, among other things, indemnify the holders of Common Stock and Series A Preferred Stock signatory thereto, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under such registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement. The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Neither the PIPE Securities, nor the shares of Common Stock and Series A Preferred Stock issued in the Merger have been registered under the Securities Act and none of such Securities may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto will constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock, Series A Preferred Stock or any other securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

In accordance with the Merger Agreement, on November 13, 2023, immediately prior to the effective time of the First Merger (“Effective Time”), each of Peter Traber, Kei Kishimoto and Lloyd Johnston resigned as Chief Medical Officer, Chief Scientific Officer and Chief Operations Officer, respectively, following which Drs. Traber,

Kishimoto, and Johnston will serve as Senior Clinical Advisor, Senior Scientific Advisor, and Senior Operations Advisor, respectively, to the Company. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Officers

Pursuant to the Merger Agreement, on November 13, 2023, effective immediately after the Effective Time, the Board appointed Metin Kurtoglu as the Company’s Chief Operating Officer, Milos Miljkovic as the Company’s Chief Medical Officer, and Chris Jewell as the Company’s Chief Scientific Officer.

Metin Kurtoglu (Age 45). Dr. Kurtoglu is the Chief Operating Officer of the Company. Dr. Kurtoglu’s clinical and basic science research career spans over 20 years and has focused on developing novel targets for drug-resistant cancer cells and cancer stem cells, including multiple myeloma. He has also been an investigator in various cancer immunotherapy trials. Dr. Kurtoglu is a medical oncologist board certified in internal medicine. He completed his residency and graduate training at the University of Miami, and clinical and research fellowship at the NCI / NIH. Prior to becoming the Company’s Chief Operating Officer, Dr. Kurtoglu served as the Chief Operating Officer (since 2021), Chief Medical Officer and Chief GMP Manufacturing (from 2019 to 2021) and Chief Medical Officer (from 2016 to 2019) of Cartesian.

Milos Miljkovic (Age 39). Dr. Miljkovic is the Chief Medical Officer of the Company. He is board-certified in hematology, medical oncology, and internal medicine. Prior to becoming Cartesian’s Chief Medical Officer in 2021, he served at the National Cancer Institute as an Assistant Research Physician (from 2017 to 2021), Chief Fellow, Hematology/Oncology (from 2016 to 2017) and a Clinical Fellow, Hematology/Oncology (from 2014 to 2017). While working at the National Cancer Institute, Dr. Miljkovic specialized in early-stage trials in immuno-oncology. He is currently a Special Volunteer at the National Cancer Institute’s Lymphoid Malignancies Branch. He also works as an Instructor at University of Maryland Baltimore County, where he co-leads an introductory course in clinical trials for the UMBC graduate program in bioengineering.

Chris Jewell (Age 42). Dr. Jewell is the Chief Scientific Officer of the Company. His expertise in bioengineering, immunology, and nanotechnology spans two decades of experience, including as a double-endowed MPower Professor and Minta Martin Professor at the University of Maryland and as a Consultant with the Boston Consulting Group. Dr. Jewell’s research has resulted in substantial funding and numerous publications, including works in Nature, Nature Materials, The Proceedings of the National Academy of Sciences (PNAS), and Nature Biotechnology. He has received over 50 professional awards and is an elected Fellow of the American Institute for Medical and Biological Engineering and the Biomedical Engineering Society. Dr. Jewell completed his PhD in Chemical Engineering at the University of Wisconsin and was a Ragon Postdoctoral Fellow at MIT and Harvard. Prior to assuming his role as the Company’s Chief Scientific Officer, Dr. Jewell served as the Chief Scientific Officer of Cartesian since 2023 and previously collaborated with Cartesian through sponsored research. Dr. Jewell established his laboratory at the University of Maryland in 2012, where he was promoted to Associate Professor in 2017 and to Full Professor in 2020.

Each of Drs. Kurtoglu, Miljkovic, and Jewell, in connection with his appointment as an officer of the Company, received a welcome letter from the Company, providing that each such officer is to receive a base salary not less than such officer’s salary with Cartesian immediately prior to the Merger, which salaries were $402,500, $250,000 and $300,000, respectively, plus an opportunity for an annual cash bonus. The Company expects to enter into employment agreements with each of Drs. Kurtoglu, Miljkovic, and Jewell following the Closing.

None of Drs. Kurtoglu, Miljkovic, or Jewell has any family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Drs. Kurtoglu, Miljkovic, or Jewell and any other person pursuant to which such person was appointed as an officer of the Company. None of Drs. Kurtoglu, Miljkovic, or Jewell is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Directors

Pursuant to the Merger Agreement, on November 13, 2023, effective immediately after the Effective Time, Murat Kalayoglu, MD, Ph.D. and Michael Singer, MD, Ph.D., were appointed to the Board as Class II and Class I directors, respectively. Pursuant to the Merger Agreement, an entity affiliated with Dr. Kalayoglu was granted a right to designate one individual (which will initially be Dr. Kalayoglu) to be appointed to the Board for so long as such entity, collectively with its affiliates, directly or indirectly, holds at least 15% of the then-outstanding shares of Common Stock (assuming for such purposes that the conversion of Series A Preferred Stock into Common Stock, without regard to the application of any beneficial ownership limitation on such conversion, has occurred).

Murat Kalayoglu (Age 50). Dr. Kalayoglu co-founded and served as Chief Executive Officer of Cartesian Therapeutics, Inc., from 2016 until its acquisition by the Company in 2023. Prior to co-founding Cartesian, Dr. Kalayoglu co-founded and served as Chief Executive Officer of Topokine Therapeutics, Inc., which was acquired by Allergan plc in 2016. Dr. Kalayoglu was also co-founder and Chief Operating Officer of HealthHonors Corporation, which was acquired by Healthways, Inc. in 2009. Dr. Kalayoglu completed his medical residency in ophthalmology at the Massachusetts Eye and Ear Infirmary at Harvard Medical School. Dr. Kalayoglu received his B.S. and Ph.D. in medical microbiology and immunology and M.D. from the University of Wisconsin-Madison, and M.B.A. from the MIT Sloan School of Management.

Michael S. Singer (Age 50). Dr. Singer co-founded and served as Chief Scientific Officer, later Chief Strategy Officer, and Chairman of the Board of Cartesian Therapeutics, Inc. from 2016 until its acquisition by the Company in 2023. Prior to Cartesian, Dr. Singer co-founded and served as Chief Scientific Officer of Topokine Therapeutics, Inc. from 2012 to 2016. Prior to Topokine, he served as a medical director at Novartis from 2009 to 2012 and co-founded and served as Chief Scientific Officer of HealthHonors Corporation from 2006 to 2009. He has served as a member of the board of Bioporto A/S since 2019, Pykus Therapeutics since 2019, and Anodyne Nanotech since 2020. Dr. Singer received his B.S. in biology, M.Phil and Ph.D. in neuroscience, and M.D. from Yale University and completed internship and residency at Harvard. He is a registered U.S. patent agent.

Indemnification Agreements

In connection with Dr. Kalayoglu and Mr. Singer’s appointment as directors, each of Dr. Kalayoglu and Mr. Singer will enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Treatment of Selecta Equity Awards

Upon the consummation of the First Merger:

•

Each option to acquire shares of Common Stock (a “Company Stock Option”) and each restricted stock unit award with respect to shares of Common Stock (a “Company RSU”), in each case that was outstanding and unvested immediately prior to the Effective Time (as defined in the Merger Agreement), vested in full at the Effective Time;

•

each Company Option was canceled at the Effective Time, and in exchange therefor, former holders of such canceled Company Stock Options became entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (A) the total number of shares of Common Stock subject to the unexercised portion of such Company Stock Option immediately prior to the Effective Time (determined after giving effect to the accelerated vesting) multiplied by (B) the excess, if any, of $2.06 (the “Cash-out Amount”) over the applicable exercise price per share of Common Stock under such Company Stock Option; provided, however, that, if the exercise price per share of Common Stock of any Company Stock Option was equal to or greater than the Cash-out Amount, such Company Stock Option was canceled and terminated without any consideration in respect thereof; and

•

each restricted stock unit award with respect to shares of Common Stock (the “RSUs”) was cancelled at the Effective Time, and the former holder of such canceled RSU became entitled, in exchange therefor, to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (A) the total number of shares of Common Stock deliverable under such RSU immediately prior to the Effective Time (determined after giving effect to the accelerated vesting) multiplied by (B) the Cash-out Amount.

Treatment of Cartesian Options and Adoption of Cartesian’s 2016 Stock Incentive Plan

At the Effective Time, each option to purchase shares of Cartesian common stock (a “Cartesian Option”), other than Cartesian Options held by Drs. Kurtoglu, Miljkovic, and Jewell, that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase Common Stock. At the Effective Time, each Cartesian Option held by Drs. Kurtoglu, Miljkovic, and Jewell (a “Continuing Officer Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase Series A Preferred Stock. Pursuant to the Merger Agreement, the Company assumed Cartesian’s 2016 Stock Incentive Plan (the “Cartesian Plan”) and each Cartesian Option in accordance with the terms of the Cartesian Plan and the terms of the stock option agreement by which such Cartesian Option is evidenced (but with changes to such documents as the Company in good faith determines are necessary to reflect the substitution of Cartesian Options by the Company to purchase shares of Common Stock or Series A Preferred Stock, as applicable, and the other terms set forth in the Merger Agreement). All rights with respect to Cartesian common stock under Cartesian Options assumed by the Company were converted into rights with respect to Common Stock or Series A Preferred Stock, as applicable. From and after the Effective Time:

•	each Cartesian Option, other than the Continuing Officer Options, assumed by the Company may be exercised solely for shares of Common Stock;

•	each Continuing Officer Option assumed by the Company may be exercised solely for shares of Series A Preferred Stock;

•	no Cartesian Option, including the Continuing Officer Options, will be exercisable during the Company Options Blackout Period (as defined in the Merger Agreement);

•

the number of shares of Common Stock subject to each Cartesian Option, other than the Continuing Officer Options, assumed by the Company will be determined by multiplying (A) the number of shares of Cartesian common stock that were subject to such Cartesian Option, as in effect immediately prior to the First Effective Time, by (B) the Exchange Ratio (as defined in the Merger Agreement), and rounding the resulting number down to the nearest whole number of shares of Common Stock;

•

the per share exercise price for Common Stock issuable upon exercise of each Cartesian Option, other than the Continuing Officer Options, assumed by the Company will be determined by dividing (A) the per share exercise price of Cartesian common stock subject to such Cartesian Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent;

•

the number of shares of Series A Preferred Stock subject to each Continuing Officer Option assumed by the Company will be determined by multiplying (A) the number of shares of Cartesian common stock that were subject to such Continuing Officer Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio (as defined in the Merger Agreement), and (C) dividing such resulting number by 1,000 and rounding the resulting number down to the nearest 1/1000th of a share of Series A Preferred Stock;

•

the per share exercise price for Series A Preferred Stock issuable upon exercise of each Continuing Officer Option assumed by the Company will be determined by dividing (A) the per share exercise price of Cartesian common stock subject to such Continuing Officer Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and (C) multiplying the resulting number by 1,000 and rounding the resulting exercise price up to the nearest whole cent; and

•

any restriction on the exercise of any Cartesian Option assumed by the Company, including the Continuing Officer Options, will continue in full force and effect and, except as expressly provided in the Merger Agreement, the term, exercisability, vesting schedule and other provisions of such Cartesian Option will otherwise remain unchanged.

Employee Stock Purchase Plan

Immediately prior to the completion of First Merger, the current offering period under Selecta’s 2016 Employee Stock Purchase Plan the (“ESPP”) was terminated, with balance credited to the account of each participant in the ESPP to be refunded. The ESPP is currently suspended.

Retention Bonuses

As previously disclosed, on August 25, 2023, Selecta approved a one-time cash bonus payment (each, a “Retention Bonus” and together, the “Retention Bonuses”) to certain of Selecta’s then-current executive officers equal to a multiplier of that executive officer’s annual base salary for 2023, including Carsten Brunn (2x annual base salary), Blaine Davis (2x annual base salary), Peter Traber (1.5x annual base salary), Takashi Kei Kishimoto (1x annual base salary) and Lloyd Johnston (2x annual base salary), provided that each such Retention Bonus recipient remains employed by Selecta in good standing on March 31, 2024. In connection with the Merger, the Compensation Committee of the Board approved the acceleration of the payment of each Retention Bonus, each of which will be paid shortly following the Closing, pursuant to retention bonus letters with each Retention Bonus recipient, provided that each Retention Bonus recipient will be required to repay his or her Retention Bonus in the event that he or she ceases to provide services to the Company prior to either March 31, 2024 (in the case of Drs. Traber, Kishimoto and Johnston) or June 30, 2024 (in the case of Dr. Brunn and Mr. Davis), unless the recipient’s termination is due to an involuntary termination of all of the recipient’s services by the Company without cause.

The form of retention bonus letter is filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Restated Certificate of Incorporation, as Amended

On November 13, 2023, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to the Charter to change its corporate name to Cartesian Therapeutics, Inc.

A copy of the Charter, as amended to-date, including the certificate of amendment, is filed as Exhibits 3.1, 3.2, and 3.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

Certificate of Designation

On November 13, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation provides for the designation of shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock; provided, however, that holders of Series A Preferred Stock (or any shares of Common Stock into which the Series A Preferred Stock is convertible) are not entitled to any CVRs with respect to those shares. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend the Charter or other organizational documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) issue further shares of Series A Preferred Stock (other than in connection with the exercise of the Continuing Officer Options) or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (e) prior to the stockholder approval of the Conversion Proposal or at any time while at least 30% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate either (A) a Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, (f) amend or fail to comply with, in any manner that would be reasonably likely to prevent, impede or materially delay the conversion (or the stockholder approval thereof), or terminate, any of the Support Agreements, or agree to any transfer, sale or disposition of such shares subject to the Support Agreements (except for such transfers, sales or dispositions with respect to which the approval of the Company is not required pursuant to the applicable Support Agreement) or (g) enter into any agreement with respect to any of the foregoing. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Conversion Proposal, each share of Series A Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion; provided, however, that such beneficial ownership limitation does not apply to TAS Partners, LLC or anyone of its affiliates.

The Series A Preferred Stock is redeemable at the option of the holder thereof at any time following the date that is 18 months after the initial issuance of the Series A Preferred Stock, other than any shares of Series A Preferred Stock that would not be convertible into shares of Common Stock as a result of the application of the beneficial ownership limitation referred to in the foregoing paragraph (without regard to the lack of obtaining the requisite stockholder approval to convert the Series A Preferred Stock into Common Stock).

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Presentation

On November 13, 2023, Selecta made available a presentation discussing the Merger and the Financing. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Press Release

On November 13, 2023, Selecta issued a press release announcing the Closing, the Financing, and the CVR Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation and press release attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Selecta under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial statements of business acquired

The financial statements required by this Item, with respect to the Merger described in Item 2.01 herein, are expected to be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(b)    Pro forma financial information

The pro forma financial information required by this Item, with respect to the Merger described in Item 2.01 herein, are expected to be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

Forward Looking Statements

Any statements in this Current Report about the future expectations, plans and prospects of the Company, including without limitation, statements regarding: the Merger, stockholder approval of the conversion of the Series A Preferred Stock, the filing of a resale registration statement pursuant to the Registration Rights Agreement, if any, and the timing thereof, the closing and timing of the Financing, any future payouts under the CVR, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its subsequent Quarterly Reports on Form 10-Q and in other filings that makes with the SEC. In addition, any forward-looking statements included in this Current Report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report.

No Offer or Solicitation; Important Information About the Merger and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Selecta or Cartesian, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

The Company expects to file a proxy statement with the SEC relating to the Meeting Proposals. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Meeting Proposals as they become available because they will contain important information about the Merger Agreement and related transactions and the Meeting Proposals to be voted upon. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

Selecta, Cartesian, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers is available in the Selecta’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 2, 2023. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated November 13, 2023, by and among Selecta Biosciences, Inc. Sakura Merger Sub I, Inc., Sakura Merger Sub II, LLC and Cartesian Therapeutics, Inc.

3.1	Restated Certificate of Incorporation of Selecta Biosciences, Inc. (incorporated by reference herein to Exhibit 3.1 to Selecta’s Current Report on Form 8-K filed on June 29, 2016)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Selecta Biosciences, Inc., dated June 21, 2022 (incorporated by reference herein to Exhibit 3.1 to Selecta’s Current Report on Form 8-K filed on June 21, 2022)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Selecta Biosciences, Inc., dated November 13, 2023

3.4	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock

10.1*	Securities Purchase Agreement, dated as of November 13, 2023, by and among Selecta Biosciences, Inc. and each purchaser identified on Annex A thereto

10.2	Registration Rights Agreement, by and among Selecta Biosciences, Inc. and certain purchasers party thereto

10.3	Form of Retention Bonus Letter

99.1	Presentation of Selecta Biosciences, Inc. and Cartesian Therapeutics, Inc.

99.2	Press release of Selecta Biosciences, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023	SELECTA BIOSCIENCES, INC.

	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer